Hispanic Television Network HTVN

Memo
To:	Francis Wilkinson
From:	Michael G. Fetcher, Vice President of Acquisitions
CC:	Frederick Hoelke
Date:	November 3, 2000
Re:	KJLA-HTVN Deal

Pursuant to our conversation regarding the pending Affiliate Agreement between Hispanic Television Network (HTVN) and Costa De Oro and KJLA I am pleased to confirm the following commitment.

Upon the proper and legal signatory execution of that certain Affiliate Agreement that has been drafted and dated October 3, 2000, HTVN shall cause the following actions to take place:

1)

HTVN shall issue Forty Thousand (40,000) shares of HTVN common stock to Francis Wilkinson. The said shares shall be subject to Rule 144 of the S.E.C. and shall be issued within ten days of the signing by both parties of the aforementioned Agreement. If KJLA breaches the contract or in any way defaults on the Affiliate Agreement and the contract is terminated at any time during the first year of the contract, then Francis Wilkinson agrees to surrender the shares to HTVN and his shares shall be rescinded.

2)

HTVN shall issue Forty Thousand (40,000) shares of HTVN common stock to Daniel Crowe. The said shares shall be subject to Rule 144 of the S.E.C. and shall be issued within ten days of the signing by both parties of the aforementioned Agreement. If KJLA breaches the contract or in any way defaults on the Affiliate Agreement and the contract is terminated at any time during the first year of the contract, then Daniel Crowe agrees to surrender the shares to HTVN and his shares shall be rescinded.

3)

HTVN shall issue stock Options to Francis Wilkinson to purchase a total of twenty thousand (20,000) shares of HTVN common stock. The strike price of the stock shall be set at the closing price of the stock on the day that aforementioned Agreement is signed by both parties. The Option agreement will be created within ten days from the date that the Affiliate Agreement is signed by both parties. The Options may be exercised in one-year from the date of execution of the Affiliate Agreement and shall have a term of three years. If as for any reason the Affiliate Agreement is terminated by either party before one-year, the options will be prorated for the amount of time that has elapsed.

4)

HTVN shall issue stock Options to Daniel Crowe to purchase a total of twenty thousand (20,000) shares of HTVN common stock. The strike price of the stock shall be set at the closing price of the stock on the day that aforementioned Agreement is signed by both parties. The Option agreement will be created within ten days from the date that the Affiliate Agreement is signed by both parties. The Options may be exercised in one-year from the date of execution of the Affiliate Agreement and shall have a term of three years. If as for any reason the Affiliate Agreement is terminated by either party before one-year, the options will be prorated for the amount of time that has elapsed.

5)

HTVN shall issue stock Options to purchase a total of fifty thousand (50,000) shares of HTVN common stock to key employees of KJLA. The names of the individuals shall be supplied in writing by Francis Wilkinson within ten days of the execution of the Affiliate Agreement. The strike price of the stock shall be set at the closing price of the stock on the day that aforementioned Agreement is signed by both parties. The Options may be exercised in one-year from the date of execution of the Affiliate Agreement and shall have a term of three years. If as for any reason the Affiliate Agreement is terminated by either party before one-year, the options will be prorated for the amount of time that has elapsed.

I believe this letter will convey and confirm our agreement and I look forward to the proper execution of the Affiliate Agreement. If both parties do not properly execute the Affiliate Agreement within a reasonable amount of time this offer is void. I do hereby certify that I am authorized to make this offer to you. If you agree with the aforementioned terms please sign where indicated to indicate your acceptance. Thank you.

Sincerely, Michael G. Fletcher, Vice President of Program Production & Acquisitions

Accepted by: Francis Wilkinson: ___________________________________________	Date: ______________

Daniel Crowe: _______________________________________________	Date: ______________

●  Page 2